Exhibit 5.1

March 22, 2019

Board of Directors

Synalloy Corporation

4510 Cox Road, Suite 201

Richmond, Virginia 23060

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Synalloy Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Securities Act, of the following securities with a proposed maximum aggregate offering price of up to $50,000,000: (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock (the “Preferred Shares”), which may be issued in one or more series; (iii) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with Senior Debt Securities, the “Debt Securities”), each of which may be issued in one or more series; (iv) warrants (the “Warrants”) to purchase Common Shares, Preferred Shares or Debt Securities, which may be issued pursuant to one or more warrant agreements (the “Warrant Agreements”); (v) purchase contracts (the “Purchase Contracts”) for the purchase or sale of Common Shares, Preferred Shares or Debt Securities, which may be issued under one or more purchase contract agreements (the “Purchase Contract Agreements”) to be entered into between the Company and the purchase contract agent to be named therein; (vi) rights to purchase Common Shares or Preferred Shares (the “Rights”) and (vii) units (the “Units”) each comprised of any combination of Common Shares, Preferred Shares, Debt Securities, Warrants and Purchase Contracts. The Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the “Offered Securities.”

Williams Mullen Center | 200 South 10th Street, Suite 1600 Richmond, VA 23219 | P.O. Box 1320 Richmond, VA 23218

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Synalloy Corporation

March 22, 2019

Any Senior Debt Securities are to be issued pursuant to the Senior Indenture (the “Senior Indenture”) to be entered into between the Company and a trustee to be named in the Senior Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act. We have assumed that the Indentures will be executed and delivered in substantially the forms reviewed by us and that the choice of New York law to govern each of the Indentures is a valid and legal provision.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereafter expressed. In our examination of the aforesaid agreements, instruments and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including PDFs). As to all matters of fact, we have relied on the representations and statements of fact made in the agreements, instruments and documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

The opinions expressed herein are limited in all respects to the application of the law of the State of Delaware and the State of New York (but not including any statutes, ordinances, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of Delaware, New York or any other state).

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

1.     With respect to any Common Shares to be offered pursuant to the Registration Statement (the “Offered Common Shares”), when certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof or appropriate book entries have been made in the records of the Company, against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable.

Synalloy Corporation

March 22, 2019

2.     With respect to any series of the Preferred Shares to be offered pursuant to the Registration Statement (the “Offered Preferred Shares”), when (A) a certificate or certificates of amendment or designation have been filed with and accepted by the Secretary of State of the State of Delaware with respect to the authorization, creation and designation of the Offered Preferred Shares, and (B) certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof or appropriate book entries have been made in the records of the Company, against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, any Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, or upon conversion, exchange or exercise of any other validly issued Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be legally issued, fully paid and non-assessable.

3.     With respect to any Debt Securities to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (A) the applicable Indenture relating to such Offered Debt Securities has been duly authorized, executed and delivered, and (B) the Offered Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.     With respect to any Warrants to be offered pursuant to the Registration Statement (the “Offered Warrants”), when (A) a Warrant Agreement has been duly authorized, executed and delivered, and (B) the Offered Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Synalloy Corporation

March 22, 2019

5.     With respect to any Purchase Contracts to be offered pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (A) a Purchase Contract Agreement has been duly authorized, executed and delivered, and (B) the Offered Purchase Contracts have been duly executed and countersigned in accordance with the Purchase Contract Agreement and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Purchase Contracts, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    With respect to any Rights to be offered pursuant to the Registration Statement (the “Offered Rights”), when (A) if the Offered Rights are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Offered Rights has been duly authorized, executed, and delivered, and (B) the rights agreements have been duly executed and the Offered Rights duly sold by the Company against payment therefor in accordance with any applicable rights agreement and in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.     With respect to any Units to be offered pursuant to the Registration Statement (the “Offered Units”), when the Offered Units have been duly executed and countersigned in accordance with the collateral arrangements, if any, and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become and shall remain effective

Synalloy Corporation

March 22, 2019

under the Securities Act; (ii) an appropriate prospectus supplement or term sheet, if applicable, with respect to the Offered Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board of Directors (or a duly authorized committee thereof) shall have duly established the terms of such security and duly authorized the issuance and sale of such security, and such authorization shall not have been modified or rescinded; (iv) in the case of any Offered Preferred Shares, (x) the Board of Directors and stockholders of the Company shall have approved a certificate or certificates of amendment or designation with respect to the authorization, creation and designation of such Offered Preferred Shares, or (y) the Board of Directors (or a duly authorized committee thereof) shall have approved such certificate or certificates of amendment or designation after stockholders of the Company approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, that would provide the Company’s Board of Directors the authority to establish, in one or more series, shares of preferred stock at such times as the Board of Directors may deem advisable; (v) there shall not have occurred any change in law affecting the validity or enforceability of such security; and (vi) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the State of Delaware. We also have assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. Our opinions concerning the enforceability of any agreement or Offered Security may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent or voluntary conveyance or similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (C) procedural requirements of law applicable to the exercise of creditors’ rights, (D) judicial discretion inherent in the forum addressing enforceability and (E) the effect of public policy on the enforceability of provisions relating to indemnification or contribution. This opinion letter does not express any opinion concerning the enforceability or applicability of any choice of law or analogous provision.

Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinions to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. Our opinions are limited to the matters expressly stated herein; no further opinion is implied or may be inferred beyond such matters. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

/s/ WILLIAMS MULLEN